EXHIBIT 10.1

FIRST AMENDMENT TO KIDZ AI INC.

SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE KIDZ AI INC. (F/K/A CLASSOVER HOLDINGS, INC.) SECURITIES PURCHASE AGREEMENT (THIS “AMENDMENT”), is made and effective as of May 28, 2026 (“Effective Date”), by and among KIDZ AI Inc. (f/k/a Classover Holdings, Inc.), a Nevada corporation (the “Company”), and the signatory hereto (the “Holder”).

RECITALS

WHEREAS, on May 30, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and the Holder, pursuant to which the Holder purchased a Senior Secured Convertible Note (the “Note”) from the Company upon the terms and conditions set forth in the Purchase Agreement and the Note;

WHEREAS, pursuant to Section 1(e) of the Purchase Agreement, the Holder may purchase at Additional Closings Additional Notes substantially in the form of Exhibit A to the Purchase Agreement;

WHEREAS, Section 8(e) of the Purchase Agreement provides that no provision of the Purchase Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holder (as defined in the Purchase Agreement), and any amendment to any provision of the Purchase Agreement made in conformity with the provisions of Section 8(e) of the Purchase Agreement shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s written prior consent (which may be granted or withheld in such Buyer’s sold discretion);

WHEREAS, the Holder is the Required Holder under the Purchase Agreement;

WHEREAS, the Company and the Holder party hereto desire to amend the Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties to this Amendment, each intended to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Amendments to the Purchase Agreement:

a. Section 4(d) of said Purchase Agreement shall be amended and restated in full as follows with the language in Section 4(d) of the Purchase Agreement replaced as follows:

“(d) Use of Proceeds. The Company will use 80% of the net proceeds from the sale of the Notes at the initial Closing to purchase SOL, BTC, or USDC, which the Company shall deposit into the Control Account (as defined in the Security Agreement), and the remainder of the proceeds for working capital. The net proceeds from Additional Closings shall be deposited into the Control Account so that the Company is compliant with the Available Cash Test first and the remainder of the proceeds shall be used for working capital or capex related to AI operations; provided, that none of the net proceeds from any Additional Closing shall be required to be deposited in the Control Account for as long as the Company is in compliance with the Available Cash Test under Section 12(s)(i) of the Additional Notes. Notwithstanding the foregoing, in no event shall the Company be required to use the net proceeds from the sale of Notes at the initial Closing or any Additional Closing that would result in any violation of any fiduciary obligations of the Company’s Board of Directors, that would result in the Company becoming insolvent or that would result in the Company being required to register as an investment company under the Investment Company Act of 1940, as amended.”

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b. Section 4(s) of said Purchase Agreement shall be amended and restated in full as follows with the language in Section 4(s) of the Purchase Agreement replaced as follows:

“(s) Other Notes; Variable Securities. Until November 30, 2026, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (excluding sales by the Company of its Common Stock pursuant to an at-the-market offering or that certain ChEF Purchase Agreement entered into with Chardan Capital Markets LLC, dated as of May 21, 2026 (the “ChEF Agreement”), and provided that such sales are, in the aggregate, no more than 10% of the trading volume on any given Trading Day). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.”

c. Exhibit A to the Purchase Agreement shall be amended and restated and replaced in its entirety with the new form of Note attached as Exhibit A hereto.

3. Miscellaneous.

a. For the avoidance of doubt, the Holder acknowledges that the Company is permitted to enter into, and perform its obligations under, the ChEF Agreement notwithstanding Sections 4(h), 4(p) and 4(s) of the Purchase Agreement.

b. The Holder acknowledges that all excess cash/crypto assets in the existing BitGo account will be released to the Company immediately provided the Company satisfies the Available Cash Test, as defined in Section 12(s)(i) of the Note, as amended hereunder.

c. The Company shall reimburse Pryor Cashman LLP and Blank Rome LLP (counsels to the Holder) in aggregate non-accountable amounts of $15,000 and $10,000, respectively, for costs and expenses incurred by it in connection with the drafting and negotiation of this Amendment. Each party to this Amendment shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence.

d. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the applications of the laws of any jurisdiction other than those of the State of New York.

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e. Except as set forth in this Amendment, the provisions of the Purchase Agreement are in all respects ratified and confirmed, and all such terms, provisions and conditions thereof shall be and continue to remain in full force and effect.

f. In the event of any inconsistency or conflict between the provisions of the Purchase Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Purchase Agreement shall hereinafter refer to the Purchase Agreement as amended by this Amendment.

g. This Amendment, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives.

h. This Amendment may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

i. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

j. This Amendment and the Purchase Agreement and the documents referred to herein and therein, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Remainder of page intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused this First Amendment to the Purchase Agreement to be duly executed by their respective duly authorized officers as of the date first above indicated.

KIDZ AI INC.

By:
Name:	Hui Luo
Title:	Chief Executive Officer

HOLDER:

[BUYER]

By:
Name:	Steven Oliveira
Title:	Manager

[Signature Page to Amendment to the Securities Purchase Agreement]

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Exhibit A

New Form of Note

[See attached]

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